Exhibit 99.1

Summit Materials Announces Third Quarter 2015 Results

Denver, Colorado (November 3, 2015) — Summit Materials, Inc. (NYSE: SUM, “Summit” or the “Company”), a leading vertically integrated construction materials company, today announced results for the quarter ended September 26, 2015.

Third Quarter 2015 Highlights Compared to Third Quarter 2014:

•	Volume and price increased across all lines of business, including aggregates organic pricing up 5.0%.

•	Net revenue increased 22.4% to $426.3 million, led by West and Central Regions.

•	Adjusted net income attributable to Summit Materials, Inc. of $27.4 million, or Adjusted EPS of $0.72; GAAP net income of $14.7 million, or EPS of $0.39.

•	Further Adjusted EBITDA grew 55.2% to $120.4 million; approximately 60% of increase attributable to acquisitions

•	Operating income improved 74.6% to $83.4 million.

•	Gross profit increased 46.0% to $159.5 million.

•	Completed previously announced acquisition of a 1.2 million short ton capacity cement plant in Davenport, Iowa along with seven cement distribution terminals (collectively, the “Davenport Assets”). Summit is now the third largest cement producer along the Mississippi River system with 2.4 million short tons of cement production capacity across its two cement plants with eight distribution terminals.

•	Acquired LeGrand Johnson Construction Co. (“LeGrand”), a vertically integrated construction materials company based in Utah and servicing the northern and central Utah, western Wyoming and southern Idaho markets.

•	Completed an offering of $350.0 million aggregate principal amount of 6.125% Senior Notes due 2023 and also entered into a new $650.0 million term loan facility due 2022, which replaced Summit’s prior $422.0 million term loan facility due 2019.

•	Redeemed $183.0 million aggregate principal amount of outstanding 10 1/2% Senior Notes due 2020 for a total of $471.2 million aggregate principal amount redeemed year to date.

•	Successfully completed follow-on offering of Class A common stock.

Tom Hill, CEO of Summit, stated, “The significant improvement in our results reflects our sustained efforts to capitalize on steadily rising demand trends across our markets, the contributions from our highly strategic acquisitions and continued progress on our internal initiatives. We were especially pleased to record a 55.2% increase in our Further Adjusted EBITDA representing another quarter of incremental margins in excess of 50%. This is a strong accomplishment and largely tied to the successful completion and ongoing integration of our Davenport Assets acquisition, which remains on track. Our expanded cement network was a meaningful contributor to the 600 basis point increase in our gross margin to 37.4%, reflecting a 970 basis point increase in the mix of our gross profit from materials, increased profitability across all of our lines of business and lower energy costs. On an organic basis, aggregate price increased 5% year over year, which is a third straight quarter of improved pricing, highlighting our disciplined focus on price optimization, especially on incremental project activity in our private and public construction markets. Looking more broadly, our organic prices increased across all of our lines of business reflecting the relative health and stability of our geographic footprint and our ability to enhance our profitability at each stage of our vertically integrated network of businesses.

Mr. Hill continued, “In Texas, our markets that were affected by severe weather during the first half of 2015 have experienced a rebound in activity during the second half of 2015. In Houston, we have seen continued strong demand in traditional residential and non-residential markets. Concerning the broader market, we are encouraged by the favorable long term outlook for construction activity, especially in our West and Central regions. Across the nation, state budgets are improving, as are the local political climates for public infrastructure. As a result, many states, including Texas, Iowa, Utah and Idaho, are allocating additional resources to invest in public construction. Additionally, we have experienced steady improvement in private nonresidential and residential activity which we anticipate will continue. As we enter the fourth quarter, we are excited by the strong momentum in our business and believe we are in an attractive position to continue accomplishing our growth objectives in 2015 and beyond.

Brian Harris, CFO of Summit, stated, “We have a strong history of sourcing and completing strategic acquisitions and we expect to continue complementing our organic efforts with accretive transactions. We were pleased to complete the financing of the Davenport Assets acquisition in a timely manner and sourced on attractive terms to end the quarter with a prudently levered balance sheet. As we look forward, we are focused on strengthening our balance sheet metrics while also preserving our financial flexibility to execute our growth strategy and generate value for stockholders.

Third Quarter 2015 Operating Results

In the third quarter 2015, net revenue increased 22.4% to $426.3 million, compared to $348.1 million in the prior year quarter. The increase in net revenue was primarily attributable to an increase in volumes and price across all lines of business, led by the West and Central regions. Net revenue grew organically by $4.7 million, or 1.3%, compared to the prior year quarter.

Further Adjusted EBITDA increased 55.2% to $120.4 million, compared to $77.6 million in the prior year quarter, with growth in all regions. As a percentage of net revenue, Further Adjusted EBITDA improved to 28.2%, compared to 22.3% in the prior year quarter. Adjusted EBITDA by region in the third quarter 2015 compared to the prior year quarter was as follows:

•	The West Region increased $20.5 million, or 52.3%, primarily driven by a higher mix of revenue from aggregates, organic volume and price growth across all lines of business and the impact of acquisitions, mainly in the Houston and Midland/Odessa, Texas and British Columbia, Canada markets.

•	The Central Region grew $22.9 million, or 74.4%, largely attributable to the favorable impact of acquisition activity, including the addition of the Davenport Assets in cement, along with volume and price growth in aggregates and ready-mixed concrete.

•	The East Region improved $1.5 million, or 12.8%, mainly as a result of higher price in aggregates, leading to a larger mix of net revenue derived from materials, and cost controls.

Gross profit increased 46.0% to $159.5 million, compared to $109.3 million in the prior year quarter. As a percentage of net revenue, gross margin improved to 37.4%, compared to 31.4% in the prior year quarter, primarily attributable to improved profitability in materials and products, in addition to a higher mix of revenue from materials and products as a result of organic improvements and acquisition activity.

•	Materials Results – Net revenue from materials increased 60.9% to $129.5 million, compared to $80.5 million in the prior year quarter. Aggregates volumes grew 21.9% driven by 3.9% organic volume growth and the remainder attributable to acquisitions. Aggregates organic price increased 5.0% with the improvement due to higher prices across all regions. Cement volume and price increased 77.0% and 13.1%, respectively, mainly attributable to the acquisition of the Davenport Assets and an overall improved pricing in the market. Gross margin from materials increased to 57.7%, compared to 50.5% in the prior year quarter.

•	Products Results – Net revenue from products increased 16.9% to $208.5 million, compared to $178.4 million in the prior year quarter. Ready-mixed concrete volumes increased 20.5% primarily attributable to acquisitions. Ready-mixed concrete price increased 5.0%, largely benefitting from the pass through of higher cement prices. Asphalt volume and price increased 10.7% and 1.4% respectively, mostly reflecting stronger market demand with additional benefits to volume from acquisitions. Gross margin from products increased to 26.7%, compared to 23.1% in the prior year quarter.

Adjusted net income attributable to Summit Materials, Inc. was $27.4 million, or $0.72 per share of Class A common stock for the third quarter 2015. On a GAAP basis, net income attributable to Summit Materials, Inc. was $14.7 million, or $0.39 per share of Class A common stock. The share of Class A common stock are issued by Summit Materials, Inc. (“Summit Inc.”), and as such the earnings and equity interests of noncontrolling interests, including LP Units, are not included in basic or diluted earnings per share.

Acquisitions

In July 2015, Summit completed the acquisition of the Davenport Assets for a purchase price of $450.0 million in cash and a cement distribution terminal in Bettendorf, Iowa. The Davenport Assets were integrated into the operations of Continental Cement Company, an existing wholly-owned subsidiary of Summit.

In August 2015, Summit completed the acquisition of LeGrand, a vertically integrated construction materials company based in Utah and serving the northern and central Utah, western Wyoming and southern Idaho markets. LeGrand operates five sand and gravel pit along with four ready mix concrete plants and five asphalt plants.

Liquidity and Capital Resources

In connection with the Davenport Assets acquisition, on July 8, 2015, the Company issued $350.0 million aggregate principal amount of 6.125% Senior Notes due 2023 at par. Additionally, on July 17, 2015, the Company refinanced its term loan under its senior secured credit facilities, and entered into a new $650.0 million term loan facility due 2022, replacing the prior $422.0 million term loan facility due 2019. The refinancing also reduced the applicable margins used to calculate interest rates for term loans under the Company’s senior secured credit facilities for Eurocurrency rate loans to 3.25% from 3.75%. The refinancing also reduced the level of the Eurocurrency rate loan floor applicable for term loans to 1.00% from 1.25%.

In August 2015, Summit completed a follow-on offering raising net proceeds of $555.8 million, net of underwriting discounts, through the issuance of 22,425,000 shares of Class A common stock. The proceeds were used to purchase 3,750,000 newly-issued LP Units from Summit Materials Holdings L.P. (“Summit Holdings”), a direct subsidiary of Summit Inc., and 18,675,000 outstanding LP Units from certain pre IPO owners, at a purchase price per LP Unit equal to the public offering price per share of Class A common stock, less underwriting discounts and commissions.

The Company used the combined net proceeds from the issuance of the senior notes due 2023, the refinancing of the term loan and the proceeds from the August equity offering to pay the $450.0 million cash purchase price for the Davenport Assets, to refinance its existing senior secured term loan facility, to redeem $183.0 million aggregate principal amount of its outstanding 10 1/2% Senior Notes due 2020 and to pay related fees and expenses.

As of September 26, 2015, Summit had 49,009,738 shares of Class A common stock or 99,342,035 assuming conversion of the outstanding LP Units, as compared to 26,584,738 shares of Class A common stock or 95,292,035 assuming conversion of the outstanding LP Units at June 27, 2015.

At September 26, 2015, the Company had cash of $19.0 million and total outstanding debt of $1,216.2 million. As of September 26, 2015, the Company’s borrowing capacity was $150.6 million under its $235.0 million revolving credit facility, excluding $24.4 million outstanding letters of credit.

Webcast and Conference Call Information

Summit will conduct a conference call at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Tuesday, November 3, 2015 to review third quarter results, discuss recent events, and conduct a question-and-answer period. A webcast of the conference call and presentation slides to be referred to on the call will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the telephone conference call:

Domestic:	1-877-407-0784
International:	1-201-689-8560
Conference ID:	62442800

To listen to a replay of the telephone conference call:

Domestic:	1-877-870-5176
International:	1-858-384-5517
Conference ID:	13622464

The playback recording can be accessed through December 3, 2015

About Summit Materials

Summit Materials is a leading vertically integrated construction materials company that supplies aggregates, cement, ready-mixed concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, aggregates-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the residential, nonresidential, and public infrastructure end markets. Summit has completed more than 35 acquisitions since its founding and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The rules of the SEC regulate the use in filings with the SEC of “non-GAAP financial measures,” such as Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net income, adjusted net income (loss) per share and free cash flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net income, adjusted net income (loss) per share and free cash flow because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Further Adjusted EBITDA is defined in our senior secured credit facilities and used to measure compliance with covenants, including interest coverage and debt incurrence, and is used to measure our debt incurrence and restricted payment capacity under the indenture governing our senior notes. Our use of the terms Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net income, adjusted net income (loss) per share and free cash flow, may vary from the use of such terms by others and should not be considered as alternatives to net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA and Further Adjusted EBITDA and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA and Further Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; (iv) income tax payments we are required to make; and (v) any cash requirements for the replacement cost of assets being depreciated or amortized. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA and Further Adjusted EBITDA only supplementally.

Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net income, adjusted net income (loss) per share and free cash flow reflect an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, non-GAAP financial measures should not be construed as being more important than other comparable U.S. GAAP financial measures and should be considered in conjunction with the U.S. GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliations of the non-GAAP measures used in this press release are included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. Any and all statements made relating to the macroeconomic outlook for our markets, potential acquisition activity, our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our prospectus filed with the SEC on August 11, 2015. Such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

($ in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Revenue:
Product	$338,020	$258,860	$748,210	$580,351
Service	88,266	89,276	182,224	196,214

Net revenue	426,286	348,136	930,434	776,565
Delivery and subcontract revenue	45,619	46,623	100,401	93,580

Total revenue	471,905	394,759	1,030,835	870,145

Cost of revenue (excluding items shown separately below):
Product	207,500	176,967	490,923	411,581
Service	59,280	61,907	128,514	140,773

Net cost of revenue	266,780	238,874	619,437	552,354
Delivery and subcontract cost	45,619	46,623	100,401	93,580

Total cost of revenue	312,399	285,497	719,838	645,934

General and administrative expenses	42,539	35,517	149,484	105,872
Depreciation, depletion, amortization and accretion	33,306	23,255	86,818	63,950
Transaction costs	304	2,741	8,044	7,737

Operating income	83,357	47,749	66,651	46,652
Other income, net	(1,171)	(1,408)	(678)	(2,299)
Loss on debt financings	32,641	—	64,313	—
Interest expense	20,727	22,085	62,231	62,555

Income (loss) from continuing operations before taxes	31,160	27,072	(59,215)	(13,604)
Income tax benefit	(2,655)	(1,038)	(12,468)	(2,498)

Income (loss) from continuing operations	33,815	28,110	(46,747)	(11,106)
Income from discontinued operations	(57)	(7)	(815)	(356)

Net income (loss)	33,872	28,117	(45,932)	(10,750)
Net income (loss) attributable to noncontrolling interest in subsidiaries	52	1,243	(1,917)	674

Net income (loss) attributable to Summit Holdings	19,109	$26,874	(48,370)	$(11,424)

Net income attributable to Summit Materials, Inc.	$14,711		$4,355

Net income per share of Class A common stock:
Basic	$0.39		$0.14
Diluted	$0.39		$0.14
Weighted average shares of Class A common stock:
Basic	37,920,452		31,768,406
Diluted	37,963,930		31,811,315

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

($ in thousands, except share and per share amounts)

	September 26,	December 27,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$18,987	$13,215
Accounts receivable, net	205,939	141,302
Costs and estimated earnings in excess of billings	34,175	10,174
Inventories	138,036	111,553
Other current assets	21,762	17,172

Total current assets	418,899	293,416
Property, plant and equipment, less accumulated depreciation, depletion and amortization (September 26, 2015 - $343,087 and December 27, 2014 - $279,375)	1,276,227	950,601
Goodwill	567,836	419,270
Intangible assets, less accumulated amortization (September 26, 2015 - $4,851 and December 27, 2014 - $3,073)	15,481	17,647
Other assets	51,798	48,843

Total assets	$2,330,241	$1,729,777

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity/Partners’ Interest
Current liabilities:
Current portion of debt	$68,125	$5,275
Current portion of acquisition-related liabilities	20,191	18,402
Accounts payable	113,226	78,854
Accrued expenses	90,880	101,496
Billings in excess of costs and estimated earnings	11,005	8,958

Total current liabilities	303,427	212,985
Long-term debt	1,148,068	1,059,642
Acquisition-related liabilities	41,978	42,736
Other noncurrent liabilities	114,575	93,691

Total liabilities	1,608,048	1,409,054

Redeemable noncontrolling interest	—	33,740
Stockholders’ equity/partners’ interest:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 49,009,738 shares issued and outstanding as of September 26, 2015	490	—
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 69,007,297 shares issued and outstanding as of September 26, 2015	690	—
Partners’ interest	—	285,685
Additional paid-in capital	600,204	—
Accumulated earnings	4,355	—
Accumulated other comprehensive loss	(2,607)	—

Stockholders’ equity/partners’ interest:	603,132	285,685
Noncontrolling interest in consolidated subsidiaries	1,271	1,298
Noncontrolling interest in Summit Materials, Inc.	117,790	—

Total stockholders’ equity/partners’ interest	722,193	286,983

Total liabilities, redeemable noncontrolling interest and stockholders’ equity/partners’ interest	$2,330,241	$1,729,777

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

($ in thousands)

	Nine months ended
	September 26,	September 27,
	2015	2014
Cash flow from operating activities:
Net loss	$(45,932)	$(10,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	90,789	68,467
Share-based compensation expense	18,589	1,746
Deferred income tax benefit	—	(525)
Net gain on asset disposals	(4,990)	(219)
Net gain on debt financings	(4,570)	—
Other	136	(463)
(Increase) decrease in operating assets, net of acquisitions:
Accounts receivable, net	(56,287)	(54,463)
Inventories	(3,830)	(3,843)
Costs and estimated earnings in excess of billings	(23,402)	(15,009)
Other current assets	(4,401)	(3,910)
Other assets	(524)	(675)
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	29,383	9,433
Accrued expenses	(12,272)	2,578
Billings in excess of costs and estimated earnings	(763)	270
Other liabilities	(853)	(3,473)

Net cash used in operating activities	(18,927)	(10,836)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(505,466)	(351,941)
Purchases of property, plant and equipment	(69,672)	(64,244)
Proceeds from the sale of property, plant and equipment	8,883	9,575
Other	610	757

Net cash used for investing activities	(565,645)	(405,853)

Cash flow from financing activities:
Proceeds from equity offerings	1,037,444	—
Capital issuance costs	(61,218)	—
Capital contributions by partners	—	24,350
Proceeds from debt issuances	1,415,750	657,217
Debt issuance costs	(10,911)	(8,834)
Payments on debt	(1,251,407)	(258,337)
Purchase of noncontrolling interests	(497,848)	—
Payments on acquisition-related liabilities	(15,018)	(5,807)
Distributions from partnership	(26,448)	—
Other	—	(88)

Net cash provided by financing activities	590,344	408,501

Net increase (decrease) in cash	5,772	(8,188)
Cash – beginning of period	13,215	18,184

Cash – end of period	$18,987	$9,996

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Revenue Data by Region and Line of Business

($ in thousands)

	Three months ended		Nine months ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Net Revenue:
West region	$233,703	$191,565	$536,722	$440,713
Central region	151,722	110,962	309,478	247,793
East region	40,861	45,609	84,234	88,059

Total net revenue	$426,286	$348,136	$930,434	$776,565

	Three months ended		Nine months ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Net Revenue by Line of Business
Materials	$129,543	$80,493	$267,690	$178,224
Products	208,477	178,367	480,520	402,127
Services	88,266	89,276	182,224	196,214

Net Revenue	$426,286	$348,136	$930,434	$776,565

Gross Profit
Materials	$74,804	$40,651	$137,633	$84,066
Products	55,716	41,240	119,654	84,703
Services	28,986	27,371	53,710	55,442

Gross Profit	$159,506	$109,262	$310,997	$224,211

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Volume and Price Statistics

(Units in thousands)

	Three months ended		Nine months ended
Total Volume (in 000s)	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Aggregates (tons)	9,127	7,488	23,949	17,684
Cement (tons)	669	378	1,100	773
Ready-mixed concrete (cubic yards)	929	771	2,493	1,968
Asphalt (tons)	1,690	1,527	3,288	3,173

	Three months ended		Nine months ended
Pricing	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Aggregates (per ton)	$9.43	$9.17	$9.12	$9.05
Cement (per ton)	102.30	90.43	100.44	89.86
Ready-mixed concrete (per cubic yards)	102.74	97.83	102.22	96.13
Asphalt (per ton)	58.40	57.60	57.52	54.95

Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	21.9%	2.8%	35.4%	0.8%
Cement (per ton)	77.0%	13.1%	42.3%	11.8%
Ready-mixed concrete (per cubic yards)	20.5%	5.0%	26.7%	6.3%
Asphalt (per ton)	10.7%	1.4%	3.6%	4.7%

Year over Year Comparison (Excluding acquisitions)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	3.9%	5.0%	5.6%	5.4%
Cement (per ton)	*	*	*	*
Ready-mixed concrete (per cubic yards)	1.6%	4.6%	3.8%	5.3%
Asphalt (per ton)	5.7%	1.2%	0.9%	4.5%

*	Davenport Assets were immediately integrated with our existing cement operations such that it is impracticable to bifurcate the results.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business

($ and Units in thousands)

	Three months ended September 26, 2015
	Volumes	Pricing	Gross Revenue by Product	Intercompany Elimination/Delivery	Net Revenue
Aggregates	9,127	$9.43	$86,070	$(23,648)	$62,422
Cement	669	102.30	68,481	(1,360)	67,121

Materials			$154,551	$(25,008)	$129,543
Readymix	929	102.74	95,481	(437)	95,044
Asphalt	1,690	58.40	98,687	(50)	98,637
Other Products			97,436	(82,640)	14,796

Products			$291,604	$(83,127)	$208,477

	Nine months ended September 26, 2015
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	23,949	$9.12	$218,336	$(56,439)	$161,897
Cement	1,100	100.44	110,477	(4,684)	105,793

Materials			$328,813	$(61,123)	$267,690
Readymix	2,493	102.22	254,878	(560)	254,318
Asphalt	3,288	57.52	189,107	(150)	188,957
Other Products			229,211	(191,966)	37,245

Products			$673,196	$(192,676)	$480,520

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands, except share and per share amounts)

The tables below reconcile our net income (loss) to Adjusted EBITDA and present Adjusted EBITDA by segment for the three and nine months ended September 26, 2015 and September 27, 2014.

	Three months ended		Nine months ended
	September 26,	September 27,	September 26,	September 27,
Reconciliation of Net Income (Loss) to Adjusted EBITDA	2015	2014	2015	2014
Net income (loss) (1)	$33,872	$28,117	$(45,932)	$(10,750)
Interest expense (1)	20,727	22,085	62,231	62,555
Depreciation, depletion and amortization	32,940	23,032	85,689	63,302
Accretion	366	223	1,129	648
Income tax benefit	(2,655)	(1,038)	(12,468)	(2,498)
Initial public offering costs	—	—	28,296	—
Loss on debt financings	32,641	—	64,313	—
Income from discontinued operations	(57)	(7)	(815)	(356)

Adjusted EBITDA (1)	$117,834	$72,412	$182,443	$112,901

Adjusted EBITDA by Segment
(in thousands)
West	$59,574	$39,105	$110,940	$71,646
Central	53,756	30,820	89,984	59,220
East	13,383	11,868	15,096	10,462
Corporate	(8,879)	(9,381)	(33,577)	(28,427)

Adjusted EBITDA	$117,834	$72,412	$182,443	$112,901

(1)	The reconciliation of net income (loss) to Adjusted EBITDA is based on the financial results of Summit Materials, Inc. Summit Materials, Inc.’s net loss in the three and nine months ended September 26, 2015 was $291 thousand and $582 thousand, respectively, greater than Summit Materials, LLC’s due to interest expense associated with a deferred consideration obligation that is an obligation of Summit Holdings and is thus excluded from Summit Materials, LLC’s interest expense.

The table below reconciles our net income per share to adjusted earnings per share for the three and nine months ended September 26, 2015.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share	September 26, 2015
	Three months ended		Nine months ended
	Net Income	Per Share	Net Income	Per Share
Net income attributable to Summit Materials, Inc.	$14,711	$0.39	$4,355	$0.14
Initial public offering costs	—	—	7,866	0.25
Loss on debt financings	12,697	0.33	21,502	0.68

Adjusted net income	$27,408	$0.72	$33,724	$1.06

Diluted net income	$27,408	$0.72	$33,724	$1.06

Weighted average shares of Class A common stock:
Basic	37,920,452		31,768,406
Diluted	37,963,930		31,811,315

The table below reconciles the Summit Materials, Inc. net income per share to net income (loss) per share attributable to member of Summit Materials, LLC, post-IPO for the three and nine months ended September 26, 2015:

	September 26, 2015
	Three months	Nine months
	ended	ended
Net income (loss) attributable to member of Summit Materials, LLC, post-IPO:
Net income attributable to Summit Materials, Inc.	$14,711	$4,355
Net income (loss) attributable to Summit Holdings, post-IPO	19,401	$(6,740)

Total net income (loss) attributable to member of Summit Materials, LLC, post-IPO	$34,112	$(2,385)

Weighted-average common shares:
Weighted average shares of Class A common stock outstanding in Summit Materials, Inc.	37,920,452	31,768,406
Weighted average LP Units outstanding in Summit Holdings	59,567,187	64,690,463

Total	97,487,639	96,458,869

Net income per share attributable to Summit Materials, Inc.	$0.39	$0.14

Net income (loss) per share attributable to member of Summit Materials, LLC, post-IPO	$0.35	$(0.02)

The following table reconciles operating income to gross profit for the three and nine months ended September 26, 2015 and September 27, 2014.

	Three months ended		Nine months ended
	September 26,	September 27,	September 26,	September 27,
Reconciliation of Operating Income to Gross Profit	2015	2014	2015	2014
Operating income	$83,357	$47,749	$66,651	$46,652
General and administrative expenses	42,539	35,517	149,484	105,872
Depreciation, depletion, amortization and accretion	33,306	23,255	86,818	63,950
Transaction costs	304	2,741	8,044	7,737

Gross Profit	$159,506	$109,262	$310,997	$224,211

Gross Margin (1)	37.4%	31.4%	33.4%	28.9%

(1)	Gross margin is defined as gross profit as a percentage of net revenue.

The following table reconciles net cash used for operating activities to free cash flow for the three and nine months ended September 26, 2015 and September 27, 2014.

	Three months ended		Nine months ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014
Net income (loss)	$33,872	$28,117	$(45,932)	$(10,750)
Non- cash items	35,008	24,144	99,954	69,006

Net income adjusted for non-cash items	68,880	52,261	54,022	58,256
Change in working capital accounts	(7,723)	(17,217)	(72,949)	(69,092)

Net cash provided by (used for) operating activities	61,157	35,044	(18,927)	(10,836)
Capital expenditures, net of asset sales	(23,449)	(11,394)	(60,789)	(54,669)

Free cash flow	$37,708	$23,650	$(79,716)	$(65,505)

The following table presents a reconciliation of net income (loss) to Further Adjusted EBITDA for the three and nine months ended September 26, 2015 and September 27, 2014.

	Three months ended		Nine months ended
($ in thousands)	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net income (loss) (1)	$33,872	$28,117	$(45,932)	$(10,750)
Interest expense (1)	20,727	22,085	62,231	62,555
Depreciation, depletion and amortization	32,940	23,032	85,689	63,302
Accretion	366	223	1,129	648
Income tax benefit	(2,655)	(1,038)	(12,468)	(2,498)
Initial public offering costs	—	—	28,296	—
Loss on debt financings	32,641	—	64,313	—
Discontinued operations	(57)	(7)	(815)	(356)

Adjusted EBITDA	$117,834	$72,412	$182,443	$112,901

Acquisition transaction expenses	304	2,741	8,044	7,737
Non-cash compensation	1,569	608	4,138	1,746
Management fees and expenses	—	995	1,046	3,255
Other	699	806	1,528	1,075
EBITDA for certain completed acquisitions (2)

Further Adjusted EBITDA	$120,406	$77,562	$197,199	$126,714

(1)	Further Adjusted EBITDA is defined in our credit agreement and used for various covenant ratios. Summit Materials, Inc.’s net loss in the three and nine months ended September 26, 2015 was $291 thousand and $582 thousand, respectively, greater than Summit Materials, LLC’s net loss due to additional interest expense associated with a certain deferred consideration obligation. However, Adjusted EBITDA and Further Adjusted EBITDA for Summit Materials, LLC is the same as Summit Materials, Inc.’s.
(2)	For purposes of this presentation, EBITDA prior to our ownership for certain completed acquisitions has been omitted.

Contact:

Investor Relations:

303-515-5159

Investorrelations@summit-materials.com

Media Contact:

303-515-5158

mediarelations@summit-materials.com